UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 7, 2012 (May 4, 2012)

(Date of Earliest Event Reported)

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-13283	23-1184320
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Radnor Corporate Center, Suite 200 100 Matsonford Road, Radnor, Pennsylvania		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 687-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, because of the mandatory retirement policy of Penn Virginia Corporation (the “Company”), the Board of Directors of the Company (the “Board”) did not nominate Robert Garrett for reelection to the Board, and Mr. Garrett’s term expired on May 4, 2012, the date of the Company’s 2012 Annual Meeting of Shareholders (the “Annual Meeting”).

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2012, the Board amended the Company’s Amended and Restated Bylaws to decrease the number of directors serving on the Board from eight to seven.

A copy of the Company’s Amended and Restated Bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 4, 2012. The following matters were voted upon by the shareholders at the Annual Meeting. Each such matter received the number of votes for, against or withheld, as well as the number of abstentions, set forth below for such matter. There were no broker non-votes on any of the matters set forth below.

(1)	The election of seven directors, each to serve until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified:

NAME	FOR	WITHHELD

John U. Clarke	26,814,605	5,376,254
Edward B. Cloues, II	28,034,855	4,156,004
Steven W. Krablin	28,731,791	3,459,068
Marsha R. Perelman	27,100,488	5,090,371
Philippe van Marcke de Lummen	27,548,625	4,642,234
H. Baird Whitehead	30,119,384	2,071,475
Gary K. Wright	26,429,179	5,761,680

(2)	The approval of the advisory resolution approving executive compensation:

FOR	AGAINST	ABSTAIN

28,138,276	2,124,658	1,927,925

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2012

Penn Virginia Corporation

By:	/s/ Nancy M. Snyder
Name:	Nancy M. Snyder
Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Penn Virginia Corporation.